UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     December 21, 2005

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                  002-26821            61-0143150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

The Brown-Forman Corporation (the "Company") has been advised that the trustee and the advisory committee for the Dace Brown Stubbs Trust has entered into a Rule 10b5-1 trading plan to sell up to a total of 152,824 shares of the nonvoting Class B Common Stock of the Company owned by the trust. Dace Brown Stubbs, a director of the Company and a member of the Brown family, is a contingent beneficiary of the trust. Under the plan, shares may be sold so long as the gross sales price is not less than a specified amount per share, subject to certain limitations. Sales pursuant to the plan may be executed beginning on or about December 21, 2005 and ending on January 31, 2006, unless the plan is terminated earlier. Neither Ms. Stubbs nor any of the advisors to the trusts (Dace Brown Stubbs, Owsley Brown Frazier (also a director of the Company) and Mr. W.L. Lyons Brown, Jr.) will have any control over the timing of any sales under the plan. There can be no assurance that any shares covered by the plan will be sold.

The Company was informed that the trust entered into the plan for liquidity and investment diversification purposes.


Item 9.01.  Financial Statements and Exhibits

 (a)      Not applicable.
 (b)      Not applicable.
 (c)      Not applicable.
 (d)      Exhibits.
          99.1     Press Release, dated December 21, 2005

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Brown-Forman Corporation
                                            (Registrant)


Date:   December 21, 2005                  By:  /s/ Nelea A. Absher
                                                Nelea A. Absher
                                                Vice President and Assistant
                                                 Corporate Secretary




Exhibit Index

Exhibit No.   Description
----------    -----------
99.1          Press Release, dated December 21, 2005

                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE

BROWN-FORMAN CORPORATION DIRECTOR ADOPTS 10B5-1 SHARE TRADING PLAN

LOUISVILLE, Ky., Dec 21, 2005 - Brown-Forman Corporation (NYSE: BFA, BFB) announced today that Director Dace Brown Stubbs has adopted a personal stock trading plan pursuant to guidelines specified under the Securities and Exchange Act of 1934 and the company's policies with respect to insider sales.

Ms. Stubbs, a Brown family member, informed the company that she plans to sell up to 152,824 shares [valued at approximately $10.7 million] of Brown-Forman Class B nonvoting stock by or before January 31, 2006, as a part of a strategy to retire debt related to personal business interests. Ms. Stubbs said she "remains enthusiastic about the company's future prospects and is a committed long-term shareholder."

Rule 10B5-1 allows corporate officers and directors to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Based on her public filings, shares to be sold under the Rule 10B5-1 plan adopted by Ms. Stubbs represent a small percentage of her personal holdings of Brown-Forman common stock. Transactions under this plan will be disclosed publicly through Form 144 and Form 4 filings as required by the Securities and Exchange Commission.

Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Southern Comfort, Finlandia Vodka, Canadian Mist, Fetzer and Bolla Wines, Korbel California Champagnes, and Hartmann Luggage.

IMPORTANT NOTE ON FORWARD-LOOKING STATEMENTS:
This report contains statements, estimates, or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "expect," "believe," "intend," "estimate," "will," "anticipate," and "project," and similar expressions identify a forward-looking statement, which speaks only as of the date the statement is made. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. We believe that the expectations and assumptions with respect to our forward-looking statements are reasonable. But by their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that in some cases are out of our control. These factors could cause our actual results to differ materially from Brown-Forman's historical experience or our present expectations or projections. Here is a non-exclusive list of such risks and uncertainties:

 - changes in general economic conditions, particularly in the United States where we earn the majority of our profits;
 - lower consumer confidence or purchasing in the United States associated with the aftermath of hurricanes Katrina, Rita and Wilma, all of which occurred this year;
 - tax increases, whether at the federal or state level or in major international markets and/or tariff barriers or other restrictions affecting beverage alcohol;
 - restrictions on alcohol marketing, including advertising and promotion, as a result of stricter governmental policies adopted either in the United States or globally;
 - adverse developments in the class action lawsuits filed against Brown-Forman and other spirits, beer and wine manufacturers alleging that our advertising causes illegal consumption of alcohol by those under the legal drinking age;
 - a strengthening U.S. dollar against foreign currencies, especially the British Pound;
 - reduced bar, restaurant, hotel and travel business in wake of terrorist attacks or threats, such as occurred in September, 2001 in the U.S. and in July, 2005 in London;
 - lower consumer confidence or purchasing associated with rising energy prices;
 - a decline in U.S. spirits consumption as might be indicated by recent published trends suggesting a slight reduction in the growth rate of distilled spirits consumption;
 - longer-term, a change in consumer preferences, social trends or cultural trends that results in the reduced consumption of our premium spirits brands;
 - changes in distribution arrangements in major markets that limit our ability to market our products;
 - increases in the price of energy or raw materials, including grapes, grain, wood, glass, and plastic;
 - excess wine inventories or a further world-wide oversupply of grapes.
 - adverse developments as a result of state investigations of beverage alcohol industry trade practices of suppliers, distributors and retailers.